UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 1, 2022

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

Promissory Note and Securities Purchase Agreement with Tysadco Partners, LLC

On July 1, 2022, we entered into a 10% Promissory Note (the “Note”) attached hereto as Exhibit 10.1 (and related July 1, 2022 Securities Purchase Agreement attached hereto as Exhibit 10.2) with Tysadco Partners, LLC, a New York Limited Liability Company, for the Principal Amount of $50,000, an Original Issue Discount of $5,000, a Maturity Date of July 1, 2023, and a conversion rate of 80% multiplied by the lowest VWAP  for  our Common Stock during the ten (10) Trading Day period ending on the latest complete trading day prior to the conversion date.

Settlement Agreement with Geneva Roth Remark Holdings, Inc.

On July 6, 2022, in connection with a July 26, 2021 Convertible Promissory Note (the “Note”) with Geneva Roth Remark Holdings, Inc. (“Geneva”), we agreed to pay Geneva $98,000 by July 18, 2022  in full payment of the Note.

ITEM 9.01. FINANCIAL STATMENTS & EXHIBITS

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	7/1/22 Promissory Note with Tysadco Partners, LLC*
10.2	7/1/22 Securities Purchase Agreement with Tysadco Partners, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).*

* Filed herein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2022	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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